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                                                                    EXHIBIT 99.8

                                                                    NEWS RELEASE


FALCON DRILLING COMPANY, INC.                    MARINE DRILLING COMPANIES, INC.
=================================            ===================================
1900 West Loop South, Suite 1910             14141 Southwest Freeway, Suite 2500
Houston, Texas  77027                              Sugar Land, Texas  77478-3435

         [LOGO]                                               [LOGO]



DATE:           February 15, 1995

CONTACT: Steven A. Webster, Chairman & CEO, Falcon Drilling Company, Inc. Robert F. Fulton, Exec. Vice President & CFO, Falcon Drilling Company, Inc. (713) 623-8984

                William O. Keyes, President & CEO, Marine Drilling Companies, Inc. William H. Flores, Sr. Vice President & CFO, Marine Drilling Companies, Inc. (713) 491-2002

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                         FALCON DRILLING COMPANY, INC.
                                      AND
                        MARINE DRILLING COMPANIES, INC.
                   ANNOUNCE TERMINATION OF MERGER DISCUSSIONS


        HOUSTON, TEXAS (February 15, 1995) -- Marine Drilling Companies, Inc. (NSM-MDCO) and Falcon Drilling Company, Inc. announced today that they have mutually agreed to terminate their letter of intent that had contemplated a combination of the two companies. Current market conditions led both parties to conclude that a definitive agreement could not be reached at this time.



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